UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 26, 2009

Double Eagle Petroleum Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1675 Broadway, Suite 2200, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3037948445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2009, Double Eagle Petroleum Co.(the "Company") entered into a Credit Agreement (the "Credit Agreement") with various lenders, including Bank of Oklahoma N.A. as administrative agent. The Credit Agreement provides for a total credit facility of $75 million, which is limited to the borrowing base of $45 million. The $45 million borrowing base consists of up to $5 million under a term loan and up to $40 million under a revolving loan. The proceeds of the term loan will be used (i) to repay the Company's existing revolving loan with the existing lenders, (ii) current obligations of the Company, (iii) future capital expenditures and (iv) for general corporate purposes.

The loans under the Credit Agreement bear interest at rates that vary depending upon the level of funds borrowed. The loans have an all-in interest rate floor of 4.50 % per annum. Any amounts outstanding under the $5 million term loan mature on July 31, 2009. Amounts outstanding under the revolving loan mature July 31, 2010. We paid Bank of Oklahoma N.A. a structuring fee of $75,000 in connection with the Credit Agreement. In addition, we will pay a commitment fee that varies dependant on the balance of outstanding loans that varies from .375% to .500% per annum based on the unused portion of the approved borrowing base.

The loans under the Credit Agreement are guaranteed by Eastern Washakie Midstream, LLC, our wholly-owned subsidiary. The loans also are secured by a lien on substantially all of our assets. Various affirmative covenants, negative covenants and event of default provisions exist in the Credit Agreement. The primary financial covenants require us to (i)beginning June 30, 2009 maintain a current ratio of 1 to 1 and (ii) maintain a consolidated EBITDA of 1.5 to 1.

The foregoing description does not purport to describe all material terms of the Credit Agreement. For additional terms and conditions, please see the Credit Agreement, Term Note and Revolving Notes attached as Exhibits 10.1, 10.2 and 10.3, incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On March 3, 2009, we issued a press release announcing that we had entered into the Credit Agreement. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Exhibits

Exhibit 10.1 Credit Agreement dated February 26, 2009 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A. et.al

Exhibit 10.2 Promissory Term Note dated February 26, 2009 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A.

Exhibit 10.3 Revolving Notes dated February 26, 2009 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A. et.al

Exhibit 99.1 Press release, dated March 3, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double Eagle Petroleum Co.

March 3, 2009	By:	/s/ Kurtis Hooley

Name: Kurtis Hooley
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated February 26, 2009 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A., et.al
10.2	Promissory Term Note Dated February 26, 2009 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A.
10.3	Revolving Notes dated February 26, 2009 between Double Eagle Petroleum Co. and Bank of Oklahoma, N.A. et.al
99.1	Double Eagle Petroleum Increases Credit Facility and Borrowing Base